UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2013

Community Choice Financial, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-35537	45-1536453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 Post Rd, STE 200
Dublin OH 43016
(Address of principal executive offices) (Zip code)

614-798-5900
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2013, the Board of Directors (the “Board”) of Community Choice Financial Inc. (the “Company”) elected Jennifer Adams Baldock as a director of the Board to serve for a term expiring at the 2013 annual meeting of shareholders.

Ms. Baldock will receive compensation for her service as a non-employee director of the Company.  Such compensation will include an annual director fee (the “Annual Director Fee”), which will be consistent with that paid to other non-employee directors as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and a grant of restricted stock units under the Company’s 2011 Management Equity Incentive Plan.  The value of the restricted stock units to be granted to Ms. Baldock is expected to be equivalent to the Annual Director Fee for one year.  Ms. Baldock will be eligible to defer certain of her cash compensation under the Company’s director deferred compensation program.  The Board has not yet determined on which committees Ms. Baldock will serve.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Choice Financial, Inc

Dated: April 26, 2013	By:	/s/ Michael Durbin
Michael Durbin
Chief Financial Officer